Exhibit 99.2

News release for immediate release
Contact information:
Brendan Dawal, Vice President, Investor Relations
217-670-8766 | investorrelations@horacemann.com
Horace Mann reports second-quarter 2024 results
SPRINGFIELD, Ill., August 7, 2024 — Horace Mann Educators Corporation (NYSE:HMN), the largest multiline financial services company focused on helping America’s educators and a core small-cap value equity in the Financials sector, today reported financial results for the three and six months ended June 30, 2024:
•Diversified business delivered second-quarter net income of $4 million, or $0.09 per share, and core earnings* of $8 million, or $0.20 per share, with reported book value of $29.60 and adjusted book value* of $36.33 at quarter end
•Total revenue rose 9% for the quarter, with net premiums and contract charges earned up 8%
•Property & Casualty combined ratio improved 13 points over prior year including 3.5 points of favorable prior years’ reserve development, remaining on track to restoring profitability
•Full-year 2024 core EPS guidance revised to $2.40-$2.70 due to lower-than-expected net investment income in the Life & Retirement segment

($ in millions, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023		% Change
Total revenues	$388.1	$356.4	8.9%	$774.1	$710.3		9.0%
Net income (loss)	3.8	(12.8)	129.7%	30.3	(6.2)		588.7%
Net investment gains (losses), after tax	(4.6)	(13.7)	66.4%	(2.9)	(16.8)		82.7%
Core earnings*	8.4	0.9	833.3%	33.2	10.6		213.2%
Adjusted core earnings*	11.3	0.6	N.M.	37.1	13.9		166.9%
Per diluted share:
Net income (loss)	0.09	(0.31)	129.0%	0.73	(0.15)		586.7%
Net investment gains (losses), after tax	(0.11)	(0.34)	N.M.	(0.07)	(0.41)		N.M.
Core earnings per diluted share*	0.20	0.03	566.7%	0.80	0.26		207.7%
Adjusted core earnings per diluted share*	0.27	0.02	1,250.0%	0.89	0.34		161.8%
Book value per share				29.60	26.96		9.8%
Adjusted book value per share*				36.33	35.55		2.2%
Tangible book value per share*				31.01	29.87		3.8%
Core ROE - LTM				5.9%	2.6%	3.3	pts
N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States of America (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

“Our results clearly illustrate Horace Mann’s ability to help all educators protect what they have today and prepare for a successful tomorrow while also assisting school districts and other municipal employers so they can provide more comprehensive benefits that can help attract and retain employees,” said Horace Mann President & CEO Marita Zuraitis. “The diversification of our business reflects our strategy to deliver consistent and reliable value to shareholders with a solid balance sheet and a compelling dividend.
“We are confident we will deliver on the company’s long-term objectives of expanding our share of the education market and achieving a sustainable double-digit ROE in 2025,” Zuraitis added. “Second-quarter results, including continued progress toward restoring Property & Casualty segment profitability, as well as double-digit sales
The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

growth in our Property & Casualty and Supplemental & Group Benefits segments, demonstrate we are executing on our plan.”
Simultaneous with this release, the Quarterly Results page of investors.horacemann.com has been updated to include the first-quarter Quarterly Report on Form 10-Q, investor supplement and investor presentation. These include details on company and segment financial performance, company guidance and outlook.
Quarterly webcast
Horace Mann’s senior management will discuss the company’s second-quarter financial results with investors on August 8, 2024 at 9:00 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and available later in the day for replay.
About Horace Mann
Horace Mann Educators Corporation (NYSE: HMN) is the largest multiline financial services company focused on helping America’s educators and others who serve the community achieve lifelong financial success. The company offers individual and group insurance and financial solutions tailored to the needs of the educational community. Founded by Educators for Educators® in 1945, Horace Mann is headquartered in Springfield, Illinois. For more information, visit horacemann.com.
Safe Harbor Statement and Non-GAAP Measures
Certain statements included in this news release, including those regarding our earnings outlook, expected catastrophe losses, our investment strategies, our plans to implement additional rate actions, our plans relating to share repurchases and dividends, our efforts to enhance customer experience and expand our products and solutions to more educators, our strategies to create sustainable long-term growth and double-digit ROEs, our strategy to achieve a larger share of the education market, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Horace Mann and its subsidiaries. Horace Mann cautions investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond Horace Mann’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements included in this document. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Information” sections included in Horace Mann’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC). The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Horace Mann does not undertake to update any particular forward-looking statement included in this document if we later become aware that such statement is not likely to be achieved.
Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States of America (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to Horace Mann’s SEC filings.

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